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                                                                     EXHIBIT 3.7

                                      1812

                                      81-64




                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU



In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P.L. 364)(15 P.S. Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.                The name of the corporation is:

                  Kiantone Pipeline Company


2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

                  15 Bradley Street
                   (Number)                         (Street)
                  Warren            Pennsylvania           16365
                  (City)                                 (Zip Code)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purposes:

                  To construct and operate for public use within and without the Commonwealth of Pennsylvania, lines of pipe for conveying petroleum, gas, liquid or any products or property, to maintain and operate lines of pipe for public use for such purposes, and to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

4.                The term for which the corporation is to exist is:

                        perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is: 100 shares of Common Stock, par value $10.00 per share
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6.                The name(s) and post office address(es) of each
incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

         Name              Address                 Number and Class of Shares
                      (including street and number,if any)

     Frank J. Rauktis     747 Union Trust Building    1 share of
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                         Pittsburgh, PA  15219       Common Stock
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IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these
Articles of Incorporation this 2nd day of October, 1981.

/s/                               (SEAL)                                  (SEAL)
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                                                                          (SEAL)
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